Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:41 PM 03/25/2008
FILED 01:41 PM 03/25/2008
RV080352377 — 4523728 FILE
CERTIFICATION OF LIMITED PARTNERSHIP
OF
ELK, CREEK, L.P.
     The undersigned, desiring to force a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
     1. The name of the limited partnership is Elk Creek, L.P.
     2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. The name and mailing address of the sole general partner is as follows:
Elk Creek GP, LLC
7701, Forsythe Blvd.
Suite 1000
St. Louiz, Missouri 63105
     IN WITNESS WHEREOF, the undersigned sole general partner of the limited partnership has executed this Certificates of Limited Partnership of Elk Creek, L.P. as of March 24, 2008.

ELK CREEK GP, LLC
By:	/s/ Martin D. Wilson
Martin D. Wilson
Authorized Person